EXHIBITS 5 AND 23.1

July 2, 1997

Marketing Services Group, Inc.
400 Corporate Pointe, Suite 780
Culver City, CA  90230

                  Re:  Registration Statement on Form S-3
                       Marketing Services Group, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to Marketing Services Group, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") with respect to the registration by the Company of 6,146,824 shares (the "Shares"), of common stock, par value $.01 per share (the "Common Stock), of the Company, representing 4,886,897 shares owned by the Selling Stockholders (the "Selling Stockholder
Shares"), 954,350 shares (the "Convertible Note Shares"), issuable upon conversion of certain convertible promissory notes (the "Convertible Notes"), and 305,577 shares (the "Warrant Shares"), issuable upon exercise of warrants (the "Warrants") held by the Selling Stockholders. The Convertible Note Shares and the Warrant Shares are collectively referred to as the "Conversion Shares". Capitalized terms not defined in this opinion letter have the meanings given to them in the Registration Statement.

         This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         In connection with the opinions hereinafter given, we have examined copies of the following documents: (i) the Registration Statement, (ii) the Warrants, (iii) the Convertible Notes, (iv) the Articles of Incorporation of the Company, as currently in effect, (v) the Bylaws of the Company, as currently in effect, (vi) a specimen certificate representing Shares and (vii) copies of certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the Selling Stockholder Shares, the Convertible Notes, the Warrants and related matters.

         We have also examined originals or copies certified or otherwise identified to our satisfaction of such other corporate records and certificates of public officials as we have deemed necessary or advisable for the purposes of this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us.

         We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein, including, but not limited to, the officer's certificate attached hereto as Exhibit A.

         Based upon and subject to the foregoing, and assuming (i) the conformity of the certificates representing the Shares to the form of specimen thereof examined by us, (ii) the due execution and delivery of such certificates , and (iii) the receipt of the consideration for the Selling Stockholder Shares and the Conversion Shares, designated in the resolutions approving the issuance of the Selling Stockholder Shares, the Convertible Notes and/or the Warrants, as the case may be, we are of the opinion that the Shares have been duly authorized by requisite corporate action by the Company, and, when the Conversion Shares have been issued, delivered and paid for in accordance with the terms and conditions of the Convertible Notes and the Warrants, respectively, will be validly issued, fully paid and non-assessable.

         Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

         This opinion is intended solely for the use of the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced without the written consent of this firm; provided, however, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,


                                         /s/ Lionel Sawyer & Collins
                                             LIONEL SAWYER & COLLINS